Exhibit 10.7

PRE-FUNDED COMMON STOCK PURCHASE WARRANT

RUBICON TECHNOLOGIES, INC.

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THIS PRE-FUNDED COMMON STOCK PURCHASE WARRANT (the “Warrant”) issued on November 30, 2022 (the “Issue Date”) certifies that, for value received, YA II PN, Ltd. or its permitted assigns hereunder (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after Market Price Set Date (as defined below) and until this Warrant is exercised in full (the “Termination Date”), to subscribe for and purchase from Rubicon Technologies, Inc., a Delaware corporation (the “Company”), up to such number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) as is equal to the product of (a) $20,000,000.00 divided by (b) the Market Price (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), of even date herewith, among the Company and the purchasers signatory thereto with respect to the issuance of securities. Additional capitalized terms shall have the meaning set forth below.

a)	“3-Month Reset Price” means the average of the daily VWAPs of the Common Stock during the three consecutive Trading Days immediately following the 3-month anniversary of the Market Price Set Date.

b)	“6-Month Reset Price” means the average of the daily VWAPs of the Common Stock during the three consecutive Trading Days immediately following the 6-month anniversary of the Market Price Set Date.

c)	“Market Price” means 100% of the average of the daily VWAPs of the Common Stock during the three consecutive Trading Days immediately following the Market Price Set Date.

d)	“Market Price Set Date” means the earlier of (i) nine months after the Issue Date, or (ii) the date upon which all of the Convertible Debentures to be issued pursuant to the Purchase Agreement have been fully repaid or fully converted into shares of Common Stock.

e)	“Trading Market” means any of NYSE, the Nasdaq Global Market, the Nasdaq Global Select Market, NYSE American, the OTCQB, or the OTCQX, and any successor to any of the foregoing markets or exchanges.

f)	“VWAP” means, for any date, the price determined by the first of the following clauses that means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Market Price Set Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise substantially in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.0001, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	= as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP from the open of “regular trading hours” and up to the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;
(B)	= the Exercise Price of this Warrant, as adjusted hereunder; and
(X)	= the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. Company shall cause the Warrant Shares purchased hereunder to be recorded on the books and records of the Company’s transfer agent (the “Transfer Agent”) as credited to the account of the Holder by the date that is three Trading Days after the latest of (i) the delivery to the Company of the Notice of Exercise, (ii) surrender of this Warrant (if required), and (iii) payment of the aggregate Exercise Price as set forth above, including by means of a cashless exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Company and all Taxes to be paid by the Holder (if any), pursuant to the terms hereof prior to the issuance of such Warrant Shares, having been paid by the Warrant Share Delivery Date. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Company and all Taxes to be paid by the Holder (if any), pursuant to the terms hereof prior to the issuance of such Warrant Shares, having been paid by the Warrant Share Delivery Date. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise which right shall not impair the right of the Holder to sue for reasonably foreseeable damages if the Holder does not elect to rescind.

iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vi. Withholding. Notwithstanding any other provision of this Warrant, the Company, Transfer Agent, and their respective representatives, as applicable, shall be entitled to deduct and withhold from any amount payable pursuant to this Warrant any such Taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable Tax Law) under the Internal Revenue Code of 1986, as amended (“Code”) or any other applicable Tax Law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Warrant as having been paid to the Person in respect of which such deduction and withholding was made. For purposes hereof, “Taxes” means any and all federal, state, local, foreign or other taxes imposed by any Governmental Entity, including all income, gross receipts, license, payroll, recapture, net worth, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, governmental charges, duties, levies and other similar charges imposed by a Governmental Entity in the nature of a tax, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Holder shall not have the right to exercise any portion of this Warrant (or any Convertible Debenture issued by the Company pursuant to the Purchase Agreement (the “Convertible Debentures”)) or receive shares of Common Stock hereunder or under any such Convertible Debenture to the extent that after giving effect to such conversion or receipt of such shares of Common Stock, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock (the “Limitation Amount”) outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the exercise at issue plus any conversions of any Convertible Debenture held by the Holder or its affiliates would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the amount of this Warrant that is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered an Exercise Notice for a portion of this Warrant that, without regard to any other shares that the Holder or its affiliates may beneficially own other than any Conversion Notices under any Convertible Debenture held by the Holder or its affiliates, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum portion of the Warrant permitted to be converted on such Exercise Date in accordance with this Section (2)(e), and any portion submitted for exercise in excess of the permitted amount hereunder shall remain outstanding under this Warrant To the extent that Exercise Notices under this Debenture and Conversion Notices under the Convertible Debentures held by the Holder or its affiliates limit the shares of Common Stock that may be issued pursuant to this Section, the Holder may direct the Company which Exercise Notice or Conversion Notice shall have precedence. The Limitation Amount may be waived by a Holder (but only as to itself and its affiliates and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(f) Principal Market Limitation. Notwithstanding anything in this Warrant to the contrary, the Company shall not issue any shares of Common Stock upon exercise of this Warrant or any other Transaction Documents, if the issuance of such Common Stock, together with any Common Stock issued in connection with any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number of shares of Voting Stock that the Company may issue in this transaction in compliance with the Company’s obligations under the rules or regulations of the New York Stock Exchange (“NYSE”) (the number of shares of Voting Stock which may be issued without violating such rules and regulations is 32,401,001 and shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of NYSE for issuances of shares of Common Stock in excess of such amount or (B) concludes, after consultation with outside counsel to the Company that such approval is not required, which conclusion shall be reasonably satisfactory to the Buyers. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction. Notwithstanding anything to the contrary, if at any time after the Market Price Set Date, the Company has issued in excess of 95% of the Common Stock available under the Exchange Cap (an “Exchange Cap Trigger”), the Company shall, at the Holder’s option, exercisable at any time concurrently with, or after, the occurrence of an Exchange Cap Trigger, purchase this Warrant in whole from the Holder by paying to the Holder an amount of cash equal to the product of (a) $20,000,000, multiplied by (b) the quotient of (y) the number of Warrant Shares underlying this Warrant as of the date such payment is made (after taking into account all exercises of this Warrant) divided by (z) the original number of Warrant Shares underlying this Warrant plus any increase pursuant to Section 3 to the number of Warrant Shares underlying this Warrant, which amount shall be paid in cash in five equal monthly installments on the last day of each calendar month (or if such payment date is not a Trading Day, the next successive Trading Day) following the occurrence of the Exchange Cap Trigger, with the first monthly payment due and payable to the Holder within 20 Trading Days after the date the Company receives notice from the Holder of its election for the Company to purchase the Warrant pursuant to this Section 2(f). “Voting Stock” means the Common Stock and the Class V common stock, par value $0.0001, of the Company.

(g) Warrant Purchase. Notwithstanding anything to the contrary, if at any time after the Issue Date, (i) an “Event of Default” described in Sections 3(a)(ii), (iii) and (iv) of the Convertible Debentures (whether or not the Convertible Debentures are then outstanding) shall have occurred, (ii) the Company fails to cause the Transfer Agent to transmit to the Holder the applicable portion of the Warrant Shares in accordance with, and as and when required by, the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, provided that such failure shall be cured by delivery of the applicable portion of the Warrant Shares to the Holder, or (iii) the Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit a material breach or default of any provision of this Warrant or any material breach, default, or “Event of Default” of any Transaction Documents (as defined in the Purchase Agreement), which is not cured or remedied within the time prescribed therein or if no time is prescribed within ten Trading Days (without duplication), the Company shall, at the Holder’s option, exercisable at any time concurrently with, or after, the occurrence of an event described in clause (i), (ii) or (iii) of this Section 2(g) purchase this Warrant in whole from the Holder by paying to the Holder an amount of cash equal to the product of (a) $20,000,000, multiplied by (b) the quotient of (y) the number of Warrant Shares called for by this Warrant as of the date such payment is made divided by (z) the original number of Warrant Shares underlying this Warrant plus any increase pursuant to Section 3 to the number of Warrant Shares underlying this Warrant, which amount shall be paid within 20 Trading Days of the date of notice from the Holder.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Adjustment to Number of Warrant Shares. On the three-month anniversary of the Market Price Set Date, if the 3-Month Reset Price is lower than the Market Price, then the number of Warrant Shares shall be increased by multiplying (i) the number of unpurchased Warrant Shares that are subject to this Warrant as of such date by (ii) a ratio equal to the product of the Market Price divided by the 3-Month Reset Price. On the six-month anniversary of the Market Price Set Date, if the 6-Month Reset Price is lower than the lower of the Market Price and the 3-Month Reset Price, then the number of Warrant Shares shall be increased by multiplying (i) the number of unpurchased Warrant Shares that are subject to this Warrant as of such date by (ii) a ratio equal to the product of the lower of (x) the Market Price and (y) the 3-Month Reset Price divided by the 6-Month Reset Price.

c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant based on the then-current Exercise Price (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Fundamental Transaction.

If, at any time while the Warrants are outstanding,

(i)	the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person;
(ii)	the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions;
(iii)	any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of shares of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the total voting power of the Company’s shares of Common Stock;

(iv)	the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of shares of Common Stock or any compulsory share exchange pursuant to which the shares of Common Stock are effectively converted into or exchanged for other securities, cash or property, or
(v)	the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires 50% or more of the total voting power of the Company’s shares of Common Stock (not including any Company shares held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of a Warrant, the Holder shall have the right to receive and the Warrants, without any action required on behalf of the Holder, shall automatically convert in the Fundamental Transaction into the right to receive, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, or depositary shares representing those shares, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

Notwithstanding anything to the contrary, the Company shall deliver written notice (email acceptable) to the Holder of a pending, contemplated or consummated Fundamental Transaction (the “Company Fundamental Transaction Notice”), which notice shall contain a summary of the material terms of such Fundamental Transaction. Within 10 calendar days after Holder’s receipt of the Company Fundamental Transaction Notice, Holder shall have the option to require that the Company or any Successor Entity (as defined below) purchase this Warrant from the Holder promptly following the consummation of the Fundamental Transaction by paying to the Holder an amount of cash equal to the product of (a) $20,000,000, multiplied by (b) the quotient of (y) the number of Warrant Shares called for by this Warrant as of the date such payment is made divided by (z) the original number of Warrant Shares underlying this Warrant plus any increase pursuant to Section 3 to the number of Warrant Shares underlying this Warrant, which amount shall be paid within 20 Trading Days of the date of notice from the Holder. The Holder shall be entitled to receive either the cash consideration under this paragraph or the Alternate Consideration under the immediately preceding paragraph but shall not be entitled to receive both.

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price or the number of Warrant Shares are adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. Notwithstanding any other provision of this Warrant, any assignment or transfer of this Warrant to any party that is not a United States person within the meaning of section 7701(a)(30) of the Code shall be void ab initio.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144 under the Securities Act, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company a customary certificate, the form and substance of which certificate shall be reasonably satisfactory to the Company, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

Section 5. Representations. By accepting this Warrant, and in connection with the offer and delivery of this Warrant and the acquisition of shares of Common Stock upon the exercise of this Warrant, Holder makes the following representations:

a) Purchase for Own Account. Holder is acquiring the Warrant and Warrant Shares for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, Holder does not agree, or make any representation or warranty, to hold the Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Warrant or any of the Warrant Shares at any time in accordance with, or pursuant to, a registration statement covering such transaction or an available exemption under the Securities Act. Holder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Warrant or any of the Warrant Shares.

b) Restricted Securities. Holder understands that the Warrant and the Shares of Common Stock to be acquired upon the exercise of the Warrant are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the Warrant and Shares of Common Stock. Holder understands that the Shares of Common Stock, when issued, shall be “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances. Consequently, Holder may have to bear the risk of owning the shares for an indefinite period of time. Holder is familiar with Rule 144 under the Securities Act as presently in effect.

c) Holder Status. At the time Holder was offered this Warrant, it was, and as of the date of this Warrant is, an “accredited investor” as defined in Regulation D, Rule 501(a), promulgated under the Securities Act.

d) Knowledge and Experience of Holder. Holder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares of Common Stock to be acquired upon exercise of the Warrant, and has so evaluated the merits and risks of such investment. Holder has had the opportunity to review the Company’s documents filed with the U.S. Securities and Exchange Commission and to ask questions of, and receive answers from, the officers of the Company concerning the Company, including its financial condition, results of operation and prospects, and the terms and conditions of the Shares issuable upon the exercise of the Warrant sufficient to enable it to evaluate its investment. Holder has received all of the information it considers necessary or appropriate for deciding whether to acquire the Shares to be acquired upon any exercise of the Warrant. Holder understands that its acquisition of any Shares issuable upon the exercise thereto involves a significant degree of risk. Holder understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. Holder is able to bear the economic risk of acquiring the Shares of Common Stock to be acquired upon exercise of the Warrant, and is able to afford a complete loss of such acquisition. Holder has sought, or has had the opportunity to seek, such tax advice as Holder has considered necessary regarding the U.S. federal income tax consequences of the exercise of the Warrant. Holder acknowledges that the Holder shall be responsible for any of the Holder’s tax liabilities that may arise upon any exercise of the Warrant, and that the Company has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the exercise of the Warrant.

e) Legend. Holder understands that, until such time as a registration statement has been declared effective or the Shares issuable upon exercise of the Warrant may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the certificates evidencing the Shares of Company Common Stock will bear with one or all of the following restrictive legends:

(i) THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; and

(ii) any legend required by the securities laws of any state.

f) Affiliate Status. Holder is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company within the three months immediately preceding the issuance of this Warrant.

Section 6. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that the right to exercise this Warrant terminates on the Termination Date. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of this Warrant, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

RUBICON TECHNOLOGIES, INC.

By:	/s/ Kevin Schubert
Name:	Kevin Schubert
Title:	President

EXHIBIT A

NOTICE OF EXERCISE

TO:	RUBICON TECHNOLOGIES, INC.

(1) The undersigned hereby elects to purchase ___________________________ Warrant Shares of the Company pursuant to the terms of the attached Warrant dated November ___, 2022.

(2) Payment shall take the form of (check applicable box):

[_]	in lawful money of the United States, payable to the Company; or

[_]	the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ___________________________________

Signature of Authorized Signatory of Investing Entity: ___________________________________

Name of Authorized Signatory: ___________________________________

Title of Authorized Signatory: ___________________________________

Date: ___________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: ___________________________________

Address: _________________________________

Phone Number: ___________________________________

Email Address: ___________________________________

Dated: __________________________________________

Holder’s Signature: ___________________________________

Holder’s Address: _________________________________
___________________________________
___________________________________